Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Benchmark Electronics, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Benchmark Electronics, Inc. (filed under Securities and Exchange Commission File No. 333-28997) of our report dated June 26, 2009 relating to the financial statements and supplemental schedule of the Benchmark Electronics, Inc. 401(k) Employee Savings Plan, which appears in this Form 11-K.

Hein & Associates LLP

Houston, Texas
June 26, 2009